Exhibit 10.13

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is entered into and effective as of September 2, 2005, by and among (i) Greater Bay Trust Company (the “Escrow Agent”), (ii) Powerwave Technologies, Inc., a Delaware corporation (“Purchaser Parent”) and (iii) REMEC, Inc., a California corporation (the “Seller Parent”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Purchasers and Seller Parent have entered into an Asset Purchase Agreement, dated of March 13, 2005 (the “Purchase Agreement”), pursuant to which the Purchasers shall purchase substantially all of the assets of the Sellers and assume certain liabilities of the Sellers;

WHEREAS, Section 3.2 of the Purchase Agreement provides that Purchasers shall withhold from the Purchase Price paid to the Seller Parent and deposit into an account with the Escrow Agent (such deposit constituting the “Escrow”) an amount equal to Fifteen Million Dollars ($15,000,000) (the “Escrow Amount”), to be held for the purposes described in Section 1(b) below; and

WHEREAS, the parties to this Agreement desire to establish the terms and conditions pursuant to which the Escrow Amount will be deposited into, held in, and disbursed from, the Escrow.

AGREEMENT

NOW, THEREFORE, in reliance on the foregoing recitals and in and for the consideration and mutual covenants set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.        Escrow and Indemnification.

(a) Escrow.

(i) The Escrow Agent agrees to accept delivery of the Escrow Amount from Purchasers and to hold the Escrow Amount delivered to it in escrow subject to the terms and conditions of this Agreement and the Purchase Agreement until the Escrow Agent is required to release such Escrow Amount, or a portion thereof, pursuant to the terms of this Agreement and the Purchase Agreement.

(ii) The Purchaser Parent shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent in accordance with the Escrow Fee Schedule attached hereto as Exhibit A. Payment of all fees and expenses of the Escrow Agent shall be the obligations of the Purchaser Parent.

(b) Indemnification.    Under the Purchase Agreement, the Seller Parent has agreed to, and has agreed to cause the other Sellers to, indemnify and hold harmless the Purchasers from and against certain Losses or aggregate Losses exceeding five hundred thousand dollars ($500,000) as set forth in Section 9.2(a) of the Purchase Agreement, subject to the terms, conditions and limitations set forth in the Purchase Agreement. The Seller Parent acknowledges and agrees that if any Losses have been established which are subject to indemnification under Section 9.2(a) of the Purchase Agreement, the Purchasers shall be entitled to receive the amount of such Losses from the Escrow Amount, subject to the terms and conditions in the Purchase Agreement and herein.

2.        Deposit of Escrow Amount; Release from Escrow.

(a) Delivery of Escrow Amount.    At the Closing Date, Purchaser shall deliver the Escrow Amount to the Escrow Agent.

(b) Distribution to Sellers.    Upon the nine (9) month anniversary of the Closing Date (the “Release Date”), the Escrow Agent shall release the Escrow Amount from Escrow to Seller Parent, on behalf of the Sellers, less (i) any amounts delivered to the Purchasers to which the Purchasers are entitled pursuant to Article IX of the Purchase Agreement and (ii) any amounts withheld with respect to any pending but unresolved claims described in a certificate of the Purchasers delivered to the Escrow Agent in which the Purchasers certify that such pending claim was properly made pursuant to Article IX of the Purchase Agreement; provided that upon the resolution of the claim pursuant to the procedures described in Section 2(c) below and subject to the terms of this Agreement, the Escrow Agent shall promptly distribute the remaining Escrow Amount to the Purchaser Parent or the Seller Parent, as applicable. In addition to the foregoing, any interest and other income paid on the Escrow Amount shall be paid promptly after the receipt thereof by the Escrow Agent, to the Seller Parent or the Purchasers, in such proportion as the Escrow Amount is paid out to the Seller Parent or the Purchasers, respectively.

(c) Distribution to Purchasers.    In the event that the Purchasers deliver a Notice of Claim (as defined in Section 3 below) to the Escrow Agent for distribution from the Escrow Amount of any Loss pursuant to Article IX of the Purchase Agreement and subject to Section 1(b) of this Agreement, the Escrow Agent shall promptly deliver to the Purchasers the requisite amount of the Escrow Amount as follows: (a) in accordance with joint written instructions executed by the Purchaser Parent and the Seller Parent, (b) in accordance with a certified copy of a court order evidencing a final judgment or other order, or (c) in accordance with a copy of a binding arbitration award evidencing a final, binding and enforceable award. In the absence of any of the foregoing, and except as otherwise provided in this Agreement, Purchasers shall not be entitled to, and the Escrow Agent shall not make to Purchasers, a distribution with respect to any Escrow Amount.

(d) Release of Funds.    The Escrow Amount will be held by the Escrow Agent until required to be released pursuant to Sections 2(b) or 2(c). On the Release Date, the Escrow Agent shall deliver to the Seller Parent on behalf of the Sellers the amount set forth in Section 2(b) of this Agreement by check or wire transfer to an account within the United States designated by Seller Parent.

(e) No Encumbrance.    No Escrow Amount or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Sellers or, except as expressly provided herein, be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Seller, prior to the delivery to the Seller Parent by the Escrow Agent.

(f) Investment.    The Escrow Amount shall be invested in the Goldman Sachs Federal Fund until disbursement of the entire Escrow Amount. Any interest paid on the Escrow Amount shall be added to the Escrow Amount or deemed part thereof and shall be distributed to either the Seller Parent or the Purchaser Parent pursuant to the provisions of Section 2(b).

3.        Notice of Claim.

(a) Notice of Claim.    Each notice of a claim by the Purchasers for amounts owed under Article IX of the Purchase Agreement (the “Notice of Claim”) shall be delivered in writing to the Seller Parent and to the Escrow Agent in accordance with Section 5 hereof.

(b) Release of Escrow Amount.    The Escrow Agent will not release any of the Escrow Amount held in the Escrow to the Purchasers pursuant to a Notice of Claim until such Notice of Claim has been resolved in accordance with Article IX of the Purchase Agreement and Section 2(c) above. Any amount owed to the Purchasers hereunder shall be immediately payable to Purchaser Parent on behalf of the Purchasers and shall be paid promptly.

4.        Escrow Agent.

(a) Liability of Escrow Agent.    In performing any duties under this Agreement, Escrow Agent shall not be liable to the Purchasers or the Sellers for consequential damages (including, without limitation lost profits), except for gross negligence or willful misconduct on the part of the Escrow Agent. Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Escrow Agent shall in good faith believe to be genuine, nor will Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, Escrow Agent may consult with legal counsel in connection with Escrow Agent’s duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

(b) Fees and Expenses.    It is understood that the fees and usual charges agreed upon for services of Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this Escrow or its subject matter, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorney’s fees, and expenses occasioned by such default, delay, controversy or litigation and Escrow Agent shall have the right to retain all documents and/or other things of value at any time held by Escrow Agent in this Escrow until such compensation, fees, costs, and expenses are paid. The parties jointly and severally promise to pay these sums upon demand.

(c) Controversies.    If any controversy arises between the Purchaser Parent and Seller Parent, or with any other third party, concerning the subject matter of this Agreement, its terms or conditions, Escrow Agent will not be required to determine the controversy or to take any action regarding it. Escrow Agent may hold all documents and funds and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in Escrow Agent’s discretion, Escrow Agent may require, despite what may be set forth elsewhere in this Agreement. In such event, Escrow Agent will not be liable for interest or damage. Furthermore, Escrow Agent may, at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

(d) Indemnification of Escrow Agent.    The Purchaser Parent and Seller Parent and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.

(e) Instructions.    Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

(f) Resignation of Escrow Agent.    The Escrow Agent may resign at any time upon giving at least thirty (30) days’ written notice to the Purchaser Parent and Seller Parent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Purchaser Parent and Seller Parent shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If Purchaser Parent and Seller Parent fail to agree upon a successor escrow agent within such time, Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

(g) Automatic Succession.    Any company into which the Escrow Agent may be merged or with which it may be consolidated, or any company to whom Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

5.        Notices. All notices, demands, and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of electronic confirmation of receipt if sent by telex, facsimile or other wire transmission, (iii) three days after being deposited in the U.S. mail or Canadian mail, as applicable, certified or registered mail, postage prepaid, or (iv) one day after being deposited with a reputable overnight courier. Notices, demands, and communications to the Parties shall, unless another address is specified in writing, be sent to the address or facsimile number indicated below:

Notices to the Seller Parent:

REMEC, Inc.

3790 Via de la Valle

Del Mar, California 92014

Tel: + (1) 858.505.3713

Fax: + (1) 858.857.3751

Attention:

with a copy to:

Heller Ehrman

Venture Law Group

2775 Sand Hill Road

Menlo Park, California 94025

Attention: Richard A. Peers, Esq.

Facsimile: (650) 324-0638

Notices to the Purchasers:

Powerwave Technologies, Inc.

1801 E. St. Andrew Place

Santa Ana, California 92705

Attention: Chief Executive Officer

Facsimile: (714) 466-5801

with a copy to:

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

Attention: Mark L. Skaist, Esq.

Facsimile: (949) 725-4100

Notices to the Escrow Agent:

Greater Bay Trust Company

400 Emerson St. # 200

Palo Alto, California 94301

Attention: Debra Reed, VP & Trust Officer

Facsimile: (650) 473-1326

6.        General.

(a) Governing Laws.    It is the intention of the parties hereto that the laws of the state of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement.

(b) Binding upon Successors and Assigns.    Subject to, and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

(c) Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

(d) Entire Agreement.    Except as set forth in the Purchase Agreement, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to this Agreement. Notwithstanding anything to the contrary in the previous sentence and except as set forth in Section 4, in the event that any term(s) or provision(s) of this Agreement conflict(s) with a term or provision of Article IX of the Purchase Agreement, the term(s) and condition(s) of the Purchase Agreement will control. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

(e) Waivers.    No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

(f) Amendment.    This Agreement may be amended with the written consent of the Purchaser Parent, the Escrow Agent and the Seller Parent.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Escrow Agreement as of the day and year first above written.

POWERWAVE TECHNOLOGIES, INC.

By:
Print Name:
Its:

REMEC, INC.

By:
Print Name:
Its:

ESCROW AGENT:

GREATER BAY TRUST COMPANY

By:

Print Name: Debra Reed

Its: VP & Trust Officer

By:

Name:

Its:

EXHIBIT A

ESCROW FEE SCHEDULE

Minimum Fee $3,000.00 per year (or part of year)

- Plus reimbursement for costs advanced (Fed Ex charges, wire fees, etc.)

- Plus $25.00 for each disbursement, 1099-INT, or 1099-DIV

- Plus $75.00 for each asset purchase or sale (excluding money market funds)